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                                                                     Exhibit 8.1



                          NUTTER, McCLENNEN & FISH, LLP

                                ATTORNEYS AT LAW

                             ONE INTERNATIONAL PLACE
                        BOSTON, MASSACHUSETTS 02110-2699

              TELEPHONE: 617 439-2000      FACSIMILE: 617 310-9000

                    CAPE COD OFFICE - HYANNIS, MASSACHUSETTS



                                                September 24, 2001

GenRad, Inc.
Board of Directors
7 Technology Park
Westford, MA  01886

         Re:      Registration Statement on Form S-4

Ladies and Gentlemen:

         We have acted as counsel to GenRad, Inc., a Massachusetts corporation ("GenRad") in connection with the proposed merger (the "Merger") of Radio Acquisition Corp., a Massachusetts corporation ("Radio Acquisition") wholly-owned by Teradyne, Inc., a Massachusetts corporation ("Teradyne"), into GenRad pursuant to the Agreement and Plan of Merger, dated as of August 1, 2001, by and among Teradyne, Radio Acquisition, and GenRad (the "Agreement"). The terms of the Agreement are described in the proxy statement-prospectus that is a part of the Registration Statement on Form S-4 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Act"). The terms of the Agreement, which are set forth in the proxy statement-prospectus of the Registration Statement, are incorporated herein by reference. Capitalized terms used in this letter and not otherwise defined herein have the meaning assigned to such terms in the Agreement.

         You have requested our opinion regarding the anticipated material United States federal income tax consequences of the Merger. The opinion set forth in this letter is based on relevant provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder (including proposed and temporary Treasury Regulations) and interpretations of the foregoing as expressed in court decisions, administrative determinations (including established ruling positions of the Internal Revenue Service), and the legislative history as of the date hereof. There can be no assurance that these authorities will not be subject to future legislative, judicial or administrative changes that could affect the accuracy of the conclusions stated herein. These changes in applicable law could be retroactive in effect. By rendering this opinion, we undertake no responsibility to advise you of any such change or to update the conclusions contained in this opinion.

         In rendering our opinion we have examined such records, documents and other materials as we considered necessary or appropriate as a basis for such opinion, including the Agreement


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(including all amendments made through the date hereof), the Registration
Statement, and such other documents and information provided by Teradyne, Radio Acquisition and GenRad as we deemed relevant to our opinion.

         Teradyne, Radio Acquisition and GenRad each have provided us with a letter, executed by a duly appointed officer, respectively, setting forth certain representations relating to the Merger and the manner in which Teradyne, Radio Acquisition and GenRad have been owned and operated prior to the Merger, and will be owned and operated after the Merger. We also have relied on the statements in the Registration Statement and other documents relating to the Merger (collectively with the Registration Statement and the Agreement, the "Documents") regarding the operation and ownership of Teradyne, Radio Acquisition and GenRad. We have neither independently investigated nor verified such representations or statements, and we assume that such representations and statements are true, correct and complete and that all representations made "to the best of the knowledge and belief" of any person or party or with similar qualification are and will be true, correct and complete as if made without such qualification and that no action will occur from the date hereof until the Merger that is inconsistent with such representations.

         We have assumed for the purposes of this opinion that: (1) the Merger contemplated by the Documents will be consummated in accordance with the Documents and as described in the Registration Statement (including satisfaction of all covenants and conditions therein without amendment or waiver thereof);
(2) Teradyne, Radio Acquisition, GenRad and any affiliated entities, have operated and will operate in accordance with their governing documents and applicable laws; and (3) no payments to dissenting shareholders under Section
2.04 of the Agreement will be made by Teradyne, nor will Teradyne reimburse GenRad for any payments made under such section.

         We also have assumed in rendering the opinion set forth herein: (1) the genuineness of all signatures on documents we have examined; (2) the authenticity of all documents submitted to us as originals; (3) the conformity to the original documents of all documents submitted to us as copies; (4) the conformity of final documents to all documents submitted to us as drafts; (5) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person; (6) the accuracy and completeness of all records made available to us; (7) the factual accuracy of all representations, warranties and other statements made by all parties; and (8) the continued accuracy of all documents, certificates, warranties and covenants on which we have relied in rendering the opinion set forth below and that were given or dated earlier than the date of this letter, insofar as relevant to the opinion set forth herein, from such earlier date through and including the date of this letter.

        Our opinion addresses the matters set forth above under U.S. federal income tax law only, and no opinion is expressed under the provisions of any foreign, state, or local tax law. We express no opinion concerning any tax consequences except as expressly set forth in the Registration Statement under the heading "MATERIAL FEDERAL INCOME TAX CONSEQUENCES."

        Based upon the foregoing and subject to the qualifications set forth herein, we are of the opinion that under current United States federal income tax law, the discussion set forth in the

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Registration Statement under the heading "MATERIAL FEDERAL INCOME TAX
CONSEQUENCES," to the extent it constitutes summaries of legal matters or legal conclusions, is a fair and accurate summary of the material United States federal income tax consequences of the Merger.

        This opinion is expressed as of the date hereof. In the event any one of the facts, representations or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be affected adversely and may not be relied upon. In addition, there can be no assurances that the Internal Revenue Service will not assert contrary positions.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in the Act or the rules and regulations of the Commission promulgated thereunder.



                                             Very truly yours,

                                             /s/ NUTTER, McCLENNEN & FISH, LLP

                                             NUTTER, McCLENNEN & FISH, LLP


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